EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273804 and 333-289284) and Form S-8 (Nos. 333-206061, 333-190071 and 333-255727) of Clearway Energy, Inc. of our report dated February 24, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2026